Exhibit 99.1

Shaw Completes Sale of Energy & Chemicals Business to Technip

BATON ROUGE, La.--(BUSINESS WIRE)--August 31, 2012--The Shaw Group Inc. (NYSE: SHAW) today completed its previously announced divestiture of substantially all of its Energy & Chemicals business to Technip (NYSE Euronext Paris: TEC), effective Aug. 31, 2012. Proceeds from the transaction were approximately $290 million in cash.

The completion of this transaction also satisfies one of the conditions of the recently announced agreement for CB&I (NYSE: CBI) to acquire Shaw.

The Shaw Group Inc. (NYSE:SHAW) is a leading global provider of engineering, construction, technology, fabrication, remediation and support services for clients in the energy, chemicals, environmental, infrastructure and emergency response industries. A Fortune 500 company with fiscal year 2011 annual revenues of $5.9 billion, Shaw has approximately 25,000 employees around the world and is a power sector industry leader according to Engineering News-Record’s list of Top 500 Design Firms. For more information, please visit Shaw’s website at www.shawgrp.com.

Important Information For Investors And Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Chicago Bridge & Iron Company N.V. (“CB&I”) will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of The Shaw Group Inc. (“Shaw”) that also constitutes a prospectus of CB&I. CB&I and Shaw also plan to file other documents with the SEC regarding the proposed agreement. A definitive joint proxy statement/prospectus will be mailed to shareholders of Shaw. INVESTORS AND SECURITY HOLDERS OF SHAW ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about CB&I and Shaw, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by CB&I will be available free of charge on CB&I’s internet website at www.cbi.com under the tab “Investor Relations” and then under the tab “SEC Documents” or by contacting CB&I’s Investor Relations Department at 832-513-1200. Copies of the documents filed with the SEC by Shaw will be available free of charge on Shaw’s internet website at www.shawgrp.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by contacting Shaw’s Investor Relations Department at 225-987-7372.

Participants in the Solicitation

CB&I, Shaw, their respective directors and certain of their executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Shaw in connection with the proposed transaction. Information about the directors and executive officers of Shaw is set forth in Shaw’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on December 15, 2011. Information about the directors and executive officers of CB&I is set forth in CB&I’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on March 22, 2012. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Statements set forth in this communication that are not historical facts, including statements regarding future financial performance, future competitive positioning and business synergies, future acquisition cost savings, future accretion to earnings per share, future market demand, future benefits to shareholders, future economic and industry conditions, the proposed merger (including its benefits, results, effects and timing), the attributes of Shaw as a subsidiary of CB&I and whether and when the transactions contemplated by the merger agreement will be consummated, are forward-looking statements within the meaning of federal securities laws. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the companies' control, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements.

These risks and uncertainties include, but are not limited to: the failure of the shareholders of CB&I or the shareholders of Shaw to approve the merger; the risk that the conditions to the closing of the merger are not satisfied; the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; uncertainties as to the timing of the merger; competitive responses to the proposed merger; costs and difficulties related to the integration of Shaw’s businesses and operations with CB&I’s business and operations; the inability to or delay in obtaining cost savings and synergies from the merger; unexpected costs, charges or expenses resulting from the merger; litigation relating to the merger; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions.

Shaw and CB&I caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Shaw’s and CB&I’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. All subsequent written and oral forward-looking statements concerning Shaw, CB&I, the proposed transaction or other matters and attributable to Shaw or CB&I or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither Shaw nor CB&I undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

CONTACT:
The Shaw Group Inc.
Gentry Brann, 225-987-7372
gentry.brann@shawgrp.com